Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2025, in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-276163) and related Prospectus of Aspen Insurance Holdings Limited for the registration of ordinary shares.
/s/ Ernst & Young Ltd.
Hamilton, Bermuda
March 20, 2025